Exhibit 23(9)(b)

                           Kirkpatrick & Lockhart LLP
                          1800 Massachusetts Avenue, NW
                                    2nd Floor
                              Washington, DC 20036



                                 April 30, 1999


Legg Mason Tax Exempt Trust, Inc.
100 Light Street
Baltimore, MD  21202


Dear Sir or Madam:

        We hereby consent to the incorporation by reference of our opinion dated July 1, 1983, regarding certain matters in connection with the issuance of shares by Legg Mason Tax-Exempt Trust, Inc. ("Company") in Post-Effective Amendment No. 23 to the Company's Registration Statement, to be filed with the Securities and Exchange Commission on April 30, 1999. We also consent to the reference to our firm under the caption "The Fund's Legal Counsel" in the Statement of Additional Information files as part of the Registration Statement.

                                   Sincerely,


                                            KIRKPATRICK & LOCKHART LLP

                                            By  /s/ Arthur C. Delibert
                                              ----------------------
                                              Arthur C. Delibert